Exhibit 99.1

Physicians Formula Holdings, Inc. Announces Results For First Quarter 2011

Delivers First Quarter Earnings of $0.03 per Diluted Common Share and Adjusted EBITDA of $3.1 Million, Ahead of Expectations

First Quarter 2011 Net Sales Declined 8.0% versus First Quarter 2010 to $21.1 Million, Which Includes a Mid-Single Digit Increase in Gross Sales More Than Entirely Offset by Increases in Co-Operative Advertising and Retail Marketing Investments, Both Included in the Calculation of Net Sales

2011 New Product Success Has Made Physicians Formula The Fastest Growing U.S. Color Cosmetics Brand in FDMx Among the Top Eight Cosmetics Brands According to AC Nielsen FDMx 12 Week Data as of April 16, 2011

AZUSA, CA (May 5, 2011) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced financial results for the three months ended March 31, 2011.

Results for the First Quarter 2011

Net sales for the first quarter 2011 were $21.1 million, compared to $23.0 million for the same period in 2010.  Gross sales increased in the mid-single digits versus the same period in 2010.  The increase in gross sales was more than entirely offset by significantly higher co-operative advertising and retail marketing investments, both contra-revenue items, which were implemented to increase brand awareness and trial of the Company’s promising 2011 new products.  As a result of the increased investments accounted for as contra-revenue, net sales declined 8.0% versus the first quarter of 2010.

Gross margin for the first quarter of 2011 was 48.6% versus 43.4% in the same period last year.  The driver of the increase in gross margin was favorable cost performance, notably in the reduction in the Company’s usage of air freight to expedite raw materials and components to its facilities.

Selling, general and administrative (“SG&A”) expenses for the first quarter of 2011 were $8.8 million compared to $8.6 million in 2010, an increase of $0.2 million.  The driver of the increased SG&A expense was higher marketing expense, again to increase brand awareness and trial of the Company’s promising 2011 new products, largely offset by lower variable freight and warehousing expenses.

Net income for the first quarter of 2011 was $0.5 million, or $0.03 per diluted common share.  This compares to net income of $0.5 million, or $0.04 per diluted common share, for the first quarter of 2010.  Net income was essentially flat versus the prior year period, driven by higher income from operations due to the factors mentioned above, as well as lower interest expense.  These factors were offset by a higher provision for income taxes.

For the first quarter of 2011, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), as calculated in accordance with the Company’s credit agreements, was $3.1 million versus $3.2 million for the prior year period.  The primary drivers of the year-over-year change in Adjusted EBITDA for the first quarter of 2011 were flat net income, lower addbacks for interest expense, stock based compensation and obsolescence charges, and higher addbacks for depreciation and tax expense.

Ingrid Jackel, Chairwoman and CEO stated, “Our first quarter results are ahead of our expectations at both the top and bottom lines.  Our 2011 new products have performed even better since our year-end earnings release in March, and, in April, we once again returned to our legacy of being the fastest growing U.S. color cosmetics brand among the top eight brands according to AC Nielsen twelve week data as of April 16, 2011.  As a result, our masstige market share increased from 5.8% at year-end 2010 to 6.8% at the end of the first quarter.”

Ms. Jackel continued, “We have also made further progress on our business model redefinition.  We have signed a Letter of Intent with a third party logistics provider to outsource our warehousing and distribution function, which we plan on implementing in the third quarter.  We have also redefined our forecasting and procurement processes, which has minimized the use of air freight to expedite raw materials to our facilities.  As a result, our cost performance in the first quarter was strong, as evidenced by our large increase in gross margin.”

Balance Sheet and Liquidity

Net cash provided by operating activities for the first quarter of 2011 was $2.0 million.  As of March 31, 2011, net debt was $8.4 million, which was comprised of $0.8 million of line of credit borrowings and $7.6 million of subordinated long-term debt.

During the first quarter of 2010, net cash provided by operating activities was $2.8 million.  As of March 31, 2010, total net debt was $12.6 million, which was comprised of $8.0 million of line of credit borrowings and $8.1 million of long-term debt, net of $3.5 million of cash and cash equivalents.

As of March 31, 2011, the availability on the line of credit was $18.8 million.  The Company also noted that it was in compliance with all of its financial covenants at the end of the first quarter of 2011.

Net cash provided by operating activities in the first quarter of 2011 was lower than the prior year period primarily due to increased brand investments, lower Accounts Receivable driven by increased contra-revenue items for which customers deduct from their invoices, and reductions in Accounts Payable.

Outlook

Ms. Jackel commented, “The first quarter results are ahead of our expectations, and we are reiterating our previously announced full year guidance at this time.”

Conference Call

The conference call is scheduled to begin at 2:00 p.m. Pacific Time on Thursday, May 5, 2011. Participants may access the call by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). In addition, the call will be webcast via the Company's Web site at www.physiciansformula.com, Investor Relations, where it will also be archived for two weeks. A telephone replay will be available through Thursday, May 19, 2011. To access the replay, please dial (877) 870-5176 (domestic) or (858) 384-5517 (international), passcode 371198.

About Physicians Formula Holdings, Inc.

Physicians Formula is an innovative cosmetics company operating in the mass market prestige, or "masstige", market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in 25,700 stores, including those operated by Wal-Mart, Target, CVS and RiteAid.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "believes," "plans," "predicts," and similar terms. In particular, this press release may include forward-looking statements about management’s expectations regarding the Company’s refinancing, strategy, liquidity, financial performance and outlook. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the loss of any significant retailer customers; the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; the Company’s ability to comply with the financial covenants in its debt agreements; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's filings with the SEC, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended
	March 31,
	2011	2010
NET SALES	$21,138	$22,966
COST OF SALES	10,870	12,995
GROSS PROFIT	10,268	9,971
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,819	8,623
INCOME FROM OPERATIONS	1,449	1,348
INTEREST EXPENSE, NET	595	661
OTHER INCOME	(12)	(10)
INCOME BEFORE PROVISION FOR INCOME TAXES	866	697
PROVISION FOR INCOME TAXES	415	177
NET INCOME	$451	$520

NET INCOME PER COMMON SHARE:
Basic	$0.03	$0.04
Diluted	$0.03	$0.04

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	13,589,668	13,589,668
Diluted	14,843,060	14,058,710

PHYSICIANS FORMULA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3	$110
Accounts receivable, net	25,044	24,394
Inventories	23,569	23,305
Prepaid expenses and other current assets	1,877	2,234
Income taxes receivable	228	294
Deferred tax assets, net	7,903	7,649
Total current assets	58,624	57,986

PROPERTY AND EQUIPMENT, NET	3,046	3,056
OTHER ASSETS, NET	6,251	5,480
INTANGIBLE ASSETS, NET	31,810	32,251
TOTAL ASSETS	$99,731	$98,773

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,198	$9,061
Accrued expenses	2,661	2,834
Trade allowances	10,603	6,293
Sales returns reserve	8,150	10,700
Income taxes payable	459	535
Line of credit borrowings	842	1,406
Total current liabilities	30,913	30,829

DEFERRED TAX LIABILITIES, NET	8,814	8,738
RELATED PARTY LONG-TERM DEBT	7,641	7,525
OTHER LONG-TERM LIABILITIES	519	503
Total liabilities	47,887	47,595

STOCKHOLDERS' EQUITY:
Series A preferred stock	-	-
Common stock	136	136
Additional paid-in capital	62,145	61,930
Accumulated deficit	(10,437)	(10,888)
Total stockholders' equity	51,844	51,178
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$99,731	$98,773

PHYSICIANS FORMULA HOLDINGS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited)
(Dollars in thousands)

Pursuant to our credit agreements, Adjusted EBITDA is defined as net income/loss before depreciation, amortization, interest expense, net, provision (benefit) for income taxes, goodwill and intangible asset impairment charges, stock-based compensation and non-cash inventory obsolescence charges.

Adjusted EBITDA is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP.  The Company believes that this non-GAAP measure, when presented in conjunction with comparable GAAP measures, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance.  The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results.  Management believes Adjusted EBITDA is useful as a supplemental measure of the Company’s financial results because it removes costs not related to the Company’s operating performance.  Management believes that Adjusted EBITDA should be considered in addition to, but not as a substitute for items presented in accordance with GAAP that are presented in this press release.  With the exception of net interest expense, provision (benefit) for income taxes and intangible asset impairment, the reconciling items are components within cost of sales and selling, general and administrative expenses on the Company’s accompanying condensed consolidated statements of operations.

A reconciliation of net income to EBITDA and Adjusted EBITDA follows (in thousands):

	Three Months Ended
	March 31,
	2011	2010
Net income	$451	$520
Plus:
Depreciation and amortization	1,194	1,114
Interest expense, net	595	661
Provision for income taxes	415	177
EBITDA	2,655	2,472
Stock-based compensation	222	297
Non-cash obsolescence charges	260	453
Adjusted EBITDA	$3,137	$3,222

(FACE/F)

Contact:                       Anne Rakunas
                                      ICR, Inc.
                                      (310) 954-1100